Exhibit 99.1

Pioneer Power Announces Financial Results for Fourth Quarter and Full Year 2024

Reports Full Year Revenue Growth of 106% and Diluted EPS of $2.90

Reaffirms Full-Year 2025 Revenue Guidance of $27 million to $29 Million

Management to Host Conference Call Today at 4:30 pm ET

FORT LEE, N.J., April 15, 2025 /BusinessWire/ — Pioneer Power Solutions, Inc. (Nasdaq: PPSI) (“Pioneer” or the “Company”), a leader in the design, manufacture, service and integration of distributed energy resources, power generation equipment and mobile electric vehicle (“EV”) charging solutions, today announced its final financial results for the fourth quarter and full year ended December 31, 2024, after having previously released preliminary results on February 19, 2025.

The financial results also reflect income from discontinued operations of the Company’s Electrical Infrastructure segment due to the previously announced sale of that business unit for $50 million in cash and equity to Mill Point Capital on October 29, 2024.

Recent Business Highlights

●	Sold its Electrical Infrastructure business for $50 million in a cash and equity transaction.

●	Renewed and extended a service agreement with an existing customer, a large U.S. retailer, for on-site power services. The new agreement is valued at approximately $6.0 million in total revenue over the course of the three-year agreement.

●	Received an order valued at approximately $1.3 million from the City of Portland, Oregon for multiple e-Boost© Mobile units through Graybar Electric Company, Inc.

●	Awarded a groundbreaking pilot program from a Fortune 100 e-commerce retailer to tackle the “grid gap” challenge between the increasing power needs of the retailer’s EV delivery fleet and the limited amount of grid supplied power at its depots.

●	Increased charging sessions to 14,500 in 2024, up 93% from 7,500 charging sessions in 2023.

Q4 2024 Financial Highlights

●	Revenue was $9.8 million, as compared to $2.7 million for the same quarter in 2023, an increase of $7.1 million, or 265%.

●	Gross profit was $2.8 million, or a gross margin of 29%, as compared to $0.6 million, or a gross margin of 23%, for the same quarter in 2023.

●	Operating loss from continuing operations was $(1.1) million, as compared to $(1.9) million for the same quarter in 2023, a year-over-year improvement of approximately $0.8 million.

●	Non–GAAP operating income* from continuing operations, which excludes corporate overhead expenses, research and development expenses and non-recurring professional fees, was $1.6 million, as compared to $0.1 million for the same quarter in 2023, a year-over-year improvement of approximately $1.5 million.

●	Net income was $36.3 million, inclusive of income from discontinued operations of $35.5 million, as compared to a net loss of ($4.5) million, inclusive of a loss from discontinued operations of ($3.1) million, in the year ago quarter.

Full Year 2024 Financial Highlights

●	Revenue was $22.9 million, as compared to $11.1 million for the year ended December 31, 2023, an increase of 106%.

●	Gross profit was $5.5 million, or a gross margin of 24%, as compared to $2.2 million, or a gross margin of 20%, for the year ended December 31, 2023.

●	Operating loss from continuing operations was $(5.2) million, as compared to $(7.0) million for the year ended December 31, 2023, a year-over-year improvement of approximately $1.8 million.

●	Non–GAAP operating income* from continuing operations, which excludes corporate overhead expenses, research and development expenses and non-recurring professional fees, was $1.7 million, as compared to a non-GAAP operating loss of ($1.3) million for the year ended December 31, 2023, a year-over-year improvement of approximately $3.0 million.

●	Net income was $31.9 million, inclusive of income from discontinued operations of $35.2 million, as compared to a net loss of ($1.9) million, inclusive of income from discontinued operations of $4.4 million, for the year ended December 31, 2023.

●	Backlog of $19.8 million at December 31, 2024, compared to $16.7 million at December 31, 2023, a year-over-year increase of $3.1 million.

●	Cash on hand at December 31, 2024 was $41.6 million, as compared to $3.6 million at December 31, 2023, an increase of approximately $38.0 million. Subsequent to the year end, on January 7, 2025, the Company paid a one-time special cash dividend of an aggregate of $16.7 million.

*A reconciliation between GAAP and non-GAAP measures is provided below. The non-GAAP measures should not be considered an alternative to GAAP measures as an indicator of the Company’s operating performance.

Fourth Quarter 2024 Financial Results

Revenue

Revenue for the three months ended December 31, 2024, was $9.8 million, an increase of 265%, as compared to $2.7 million during the fourth quarter of last year primarily due to an increase in shipments and rentals of our suite of mobile EV charging equipment, e-Boost.

Gross Profit/Margin

Gross profit for the fourth quarter of 2024 was $2.8 million, or a 29% gross margin, compared to a gross profit of $0.6 million, or a 23% gross margin, for the same period in 2023. The increase in gross profit and margin is primarily due to the growth generated from our e-Boost business.

Operating Loss from Continuing Operations

For the three months ended December 31, 2024, operating loss from continuing operations was ($1.1) million as compared to ($1.9) million during the fourth quarter of 2023. The improvement of approximately $0.9 million, or 45%, is primarily due to the increase in sales and rentals of e-Boost equipment and an increase in service sales.

Net Income (Loss) from Continuing Operations

The Company’s net income from continuing operations was $0.8 million for the three months ended December 31, 2024, as compared to a net loss from continuing operations of ($1.4) million during the three months ended December 31, 2023, an improvement of approximately $2.1 million, or 155%.

Net Income (Loss)

Net income was $36.3 million, inclusive of income from discontinued operations of $35.5 million, as compared to a net loss of ($4.5) million, inclusive of a loss from discontinued operations of ($3.1) million, in the year ago quarter.

Full Year 2024 Financial Results from Continuing Operations

Revenue

Revenue for the year ended December 31, 2024, was $22.9 million, an increase of 106% as compared to $11.1 million during the year ended December 31, 2023. The increase in revenue is primarily due to an increase in shipments and rentals of our suite of mobile EV charging equipment, e-Boost.

Gross Profit/Margin

Gross profit for 2024 was $5.5 million, or a 24% gross margin, compared to gross profit of $2.2 million, or a 20% gross margin, for the same period in 2023. The increase in gross profit was predominately due to the growth generated from our e-Boost business.

Operating Loss from Continuing Operations

Operating loss from continuing operations for the year ended December 31, 2024, was ($5.2) million as compared to ($7.0) million during the prior year, a year-over-year improvement of $1.8 million, or 25%.

Net Income (Loss) from Continuing Operations

Net loss from continuing operations for the year ended December 31, 2024, was ($3.3) million, as compared to ($6.3) million during the year ended December 31, 2023, a year-over-year improvement of $3.0 million. During 2024, the Company recognized $1.1 million of non-cash, stock-based compensation expense as compared to $1.5 million during the same period last year.

Net Income (Loss)

Net income was $31.9 million, inclusive of income from discontinued operations of $35.2 million, as compared to a net loss of ($1.9) million, inclusive of income from discontinued operations of $4.4 million, for the year ended December 31, 2023.

Balance Sheet

As of December 31, 2024, the Company had $41.6 million in cash and working capital of $26.7 million, compared to $3.6 million in cash and working capital of $9.4 million as of December 31, 2023. The Company had no bank debt on the balance sheet at December 31, 2024.

2025 Outlook

Management reiterates its expectation for revenue of $27 million to $29 million for the full year of 2025. The revenue projection for 2025 assumes no contribution from Pioneer’s new HOMe-Boost solution.

The foregoing projected outlook constitutes forward-looking information and is intended to provide information about management’s current expectations for the Company’s 2025 fiscal year. Although considered reasonable as of the date hereof, this outlook, and the underlying assumptions may prove to be inaccurate. Accordingly, actual results could differ materially from the Company’s expectations as set forth herein. See “Forward-Looking Statements.”

In preparing the above outlook, the Company assumed, among other things, (i) that the Company’s backlog orders will translate into revenue, (ii) that the Company will be able to satisfactorily complete and deliver all orders and (iii) the timely payment by customers for all billings. This section includes forward-looking statements. See “Forward-Looking Statements.”

Earnings Conference Call:

Management will host a conference call Tuesday, April 15, 2025, at 4:30 p.m. Eastern Time to discuss Pioneer’s 2024 fourth quarter and full year 2024 financial results with the investment community.

Anyone interested in participating should call 1-877-407-0789 if calling within the United States or 1-201-689-8562 if calling internationally. When asked, please reference confirmation code 13752590.

A replay will be available until April 17, 2025, which can be accessed by dialing 1-844-512-2921 if calling within the United States or 1-412-317-6671 if calling internationally. Please use passcode 13752590 to access the replay.

The call will also be accompanied live by webcast over the Internet and accessible at https://viavid.webcasts.com/starthere.jsp?ei=1712844&tp_key=c8ff18fe09.

Non-GAAP Measures

In addition to disclosing financial results in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), this document references certain non-GAAP financial measures. The Company defines non-GAAP operating income (loss) from continuing operations as GAAP operating income (loss) from continuing operations excluding corporate overhead expenses, research and development expenses, and non-recurring professional fees. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance and enable comparison of financial trends and results between periods where certain items may vary, independent of business performance.

The Company’s management uses non-GAAP operating income (loss) from continuing operations (a) as a measure of operating performance, (b) for planning and forecasting in future periods, and (c) in communications with the Company’s board of directors concerning the Company’s financial performance. The Company’s presentation of this non-GAAP measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation and should not be used by investors as a substitute or alternative to any measure of financial performance calculated and presented in accordance with U.S. GAAP. Instead, management believes this non-GAAP measure should be used to supplement the Company’s financial measures derived in accordance with U.S. GAAP in order to provide a more complete understanding of the trends affecting the business.

Please refer to “Reconciliation of Non-GAAP Measures” in this document for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. is a leader in the design, manufacture, integration, service of distributed energy resources, power generation equipment and mobile electric charging solutions for applications in the utility, industrial and commercial markets. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

e-Boost is Pioneer’s portfolio of smart, mobile EV charging solutions. The Company has been aggressively marketing e-Boost to electric bus and truck manufacturers, fleet management companies, municipalities and EV infrastructure providers since its initial launch in November 2021.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the federal securities laws. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the Company’s ability to successfully operate its business after the divestiture of its E-Bloc business, (ii) the Company’s ability to successfully increase its revenue and profit in the future, (iii) general economic conditions and their effect on demand for electrical equipment, (iv) the effects of fluctuations in the Company’s operating results, (v) the fact that many of the Company’s competitors are better established and have significantly greater resources than the Company, (vi) the Company’s dependence on two customers for a large portion of its business, (vii) the potential loss or departure of key personnel, (viii) unanticipated increases in raw material prices or disruptions in supply, (ix) the Company’s ability to realize revenue reported in the Company’s backlog, (x) future labor disputes, (xi) changes in government regulations, (xii) the liquidity and trading volume of the Company’s common stock, (xiii) an outbreak of disease, epidemic or pandemic, such as the global coronavirus pandemic, or fear of such an event, (xiv) risks associated with litigation and claims, which could impact our financial results and condition, and (xv) the Company’s ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market.

More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the Company’s Annual and Quarterly Reports on Form 10-K and Form 10-Q, respectively. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

— Tables Follow —

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(Unaudited)

(In thousands, except for share and per share amounts)

	For the Years Ended
	December 31,
	2024	2023
Revenues	$22,879	$11,116
Cost of goods sold	17,365	8,891
Gross profit	5,514	2,225
Operating expenses
Selling, general and administrative	9,712	8,375
Research and development	1,050	885
Total operating expenses	10,762	9,260
Operating loss from continuing operations	(5,248)	(7,035)
Interest income, net	431	232
Other income, net	50	524
Loss before income taxes	(4,767)	(6,279)
Income tax benefit	(1,418)	-
Net loss from continuing operations	(3,349)	(6,279)
Income from discontinued operations, net of income taxes	35,204	4,381
Net income (loss)	$31,855	$(1,898)

Basic (loss) earnings per share:
Loss from continuing operations	$(0.31)	$(0.63)
Earnings from discontinued operations	3.28	0.44
Basic earnings (loss) per share	$2.97	$(0.19)

Diluted (loss) earnings per share:
Loss from continuing operations	$(0.31)	$(0.63)
Earnings from discontinued operations	3.21	0.43
Diluted earnings (loss) per share	$2.90	$(0.20)

Weighted average common shares outstanding:
Basic	10,745,217	9,905,234
Diluted	10,953,861	10,127,188

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except for share amounts)

	December 31,
	2024	2023
ASSETS
Current assets
Cash	$41,622	$3,582
Accounts receivable, net of allowance for credit losses of $13 and $0 as of December 31, 2024 and 2023, respectively	7,826	1,219
Inventories	6,068	3,078
Prepaid expenses and other current assets	1,141	6,159
Current assets held for sale	-	13,645
Total current assets	56,657	27,683
Property and equipment, net	6,503	3,601
Operating lease right-of-use assets	530	425
Financing lease right-of-use assets	221	403
Deferred financing costs	-	195
Investments	2,000	-
Other assets	40	40
Noncurrent assets held for sale	-	675
Total assets	$65,951	$33,022

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,543	$8,111
Current portion of operating lease liabilities	244	237
Current portion of financing lease liabilities	109	139
Deferred revenue	991	307
Consideration due to buyer	3,347	-
Income taxes payable	4,079	-
Dividend payable	16,665	-
Current liabilities held for sale	-	9,468
Total current liabilities	29,978	18,262
Operating lease liabilities, non-current portion	301	215
Financing lease liabilities, non-current portion	121	278
Other long-term liabilities	122	49
Total liabilities	30,522	18,804
Commitments and contingencies (Note 7)
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	-	-
Common stock, $0.001 par value, 30,000,000 shares authorized; 11,120,266 and 9,930,022 shares issued and outstanding on December 31, 2024 and 2023, respectively	11	10
Additional paid-in capital	35,418	33,837
Accumulated deficit	-	(19,629)
Total stockholders’ equity	35,429	14,218
Total liabilities and stockholders’ equity	$65,951	$33,022

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	For the Years Ended
	December 31,
	2024	2023
Operating activities
Net income (loss)	$31,855	$(1,898)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	716	397
Amortization of right-of-use financing leases	129	324
Amortization of right-of-use operating leases	224	690
Change in allowance for credit losses	35	97
Stock-based compensation	1,055	1,471
Gain on sale of PCEP business	(35,044)	-
Loss on disposal of fixed assets	177	-
Other	-	(14)
Changes in current operating assets and liabilities:
Accounts receivable	(10,360)	585
Inventories	(14,536)	511
Prepaid expenses and other assets	4,558	(4,982)
Assets held for sale	14,320	-
Liabilities held for sale	(9,468)	-
Accounts payable, accrued liabilities and other liabilities	11,609	5,361
Income taxes	(1,418)	(7)
Deferred revenue	684	(5,727)
Operating lease liabilities	(748)	(703)
Net cash used in operating activities	(6,212)	(3,895)

Investing activities
Purchase of property and equipment	(3,759)	(2,496)
Proceeds from sale of PCEP business, net of transaction costs	42,635	-
Net cash provided by/(used in) investing activities	38,876	(2,496)

Financing activities
Net proceeds from the exercise of options for common stock	519	50
Net proceeds from issuance of common stock	4,986	177
Payment of deferred financing costs	-	(195)
Principal repayments of financing leases	(129)	(355)
Net cash provided by/ (used in) financing activities	5,376	(323)

Increase (decrease) in cash	38,040	(6,714)
Cash
Cash, beginning of year	3,582	10,296
Cash, end of year	$41,622	$3,582

Supplemental cash flow information:
Interest paid	$35	$7
Income taxes paid, net of refunds	7	2
Non-cash investing and financing activities:
Surrender and retirement of common stock	344	720
Acquisition of right-of-use assets and lease liabilities	330	-
Property and equipment obtained in exchange for accounts payable	272	-
Cash dividend declared	16,665	-

PIONEER POWER SOLUTIONS, INC.

Reconciliation of Non-GAAP Measures

(Unaudited)

(In thousands)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

GAAP operating loss from continuing operations	$(1,073)	$(1,937)	$(5,248)	$(7,035)
Corporate overhead expenses	2,109	986	5,324	4,519
Research and development expenses	345	885	1,050	885
Non-recurring professional fees	239	171	546	347
Non-GAAP operating income (loss) from continuing operations	$1,620	$105	$1,672	$(1,284)